UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          March 26, 2010

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission file number)	(IRS Employer Identification No.)

1000 Riverside Avenue, Suite 800 Jacksonville, Florida 32204
(Address of Principal Executive Offices)
(904) 354-2482
(Registrant’s Telephone Number, Including Area Code)
www.fpic.com

Not Applicable
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2010, the Board of Directors of the registrant adopted an amendment (the “Performance Measures Amendment”) to the registrant’s Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”).  The sole effect of the Performance Measures Amendment is to amend the provision concerning the “performance measures” to which awards under the Omnibus Incentive Plan may be made subject in order to qualify awards for the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The principal amendments to this provision effected by the Performance Measures Amendment clarify:

•
that return on shareholders’ equity (including average shareholders’ equity), premiums (whether net or gross, written or earned, or direct or indirect), as well as goals based on reserve levels, loss development, investment performance, premium rates, rating agency ratings, claims handling, and regulatory relations, are included in the permissible performance measures; and

•
that the Committee may make adjustments to performance measures that include, among other things, changes in accounting or in tax laws, the adverse impact of mergers and acquisitions, the effect of state-levied guaranty fund assessments, and costs and expenses of uncompleted business combinations.

The registrant is submitting the Performance Shares Amendment for the approval of its shareholders at its annual meeting of shareholders scheduled for June 4, 2010.

The foregoing description is qualified in its entirety by reference to the Performance Measures Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description of Exhibit
	10.1	Performance Measures Amendment to the FPIC Insurance Group, Inc. Amended and Restated Omnibus Incentive Plan, adopted March 26, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPIC Insurance Group, Inc.

March 30, 2010	By:	/s/ Charles Divita, III
Charles Divita, III Chief Financial Officer

FPIC Insurance Group, Inc.
Exhibit Index to Form 8-K

Exhibit Number	Description of Exhibit
10.1	Performance Measures Amendment to the FPIC Insurance Group, Inc. Amended and Restated Omnibus Incentive Plan, adopted March 26, 2010.